                                                                    EXHIBIT 4.11

                                                                  LOAN NO. T0310


                                  COBANK, ACB

                      AMENDED AND RESTATED PROMISSORY NOTE

                   MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY

                            LAKE CHARLES, LOUISIANA


$17,400,000                                                 DATED:  MAY 15, 1996

       FOR VALUE RECEIVED, MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One") hereby promises to pay to the order of CTC FINANCIAL, INC. ("Finance"; Finance or any subsequent holder of this Amended and Restated Promissory Note, the "Holder") the principal amount of SEVENTEEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($17,400,000), or so much as may have been advanced under that certain Amended and Restated Promissory Note, dated of even date herewith, made by Finance to the order of CoBank, ACB, formerly known as the National Bank for Cooperatives ("CoBank"), in the principal face amount of $17,400,000 (including any amendment, modification, supplement, extension, or restatement thereof, the "Finance Note"), and that certain Amended and Restated Loan Agreement, dated as of even date herewith, and numbered Loan No. T0310, by and between Finance and CoBank (including any amendment, modification, supplement, extension, or restatement thereof, the "Loan Agreement"), and reloaned by Finance to Mississippi One, together with interest as hereinafter provided from the date hereof until paid in full, plus amounts equal to all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement. For purposes of this Amended and Restated Promissory Note, the "Finance Loan" shall mean the amounts borrowed by Finance from CoBank pursuant to the Loan Agreement and evidenced by the Finance Note, and the "Loan" shall mean the amounts of the Finance Loan reloaned by Finance to Mississippi One and evidenced by this Amended and Restated Promissory Note.

       1. AMENDMENT AND RESTATEMENT OF NOTE. This Note is given in substitution for and supersedes and replaces that certain Promissory Note dated September 27, 1994 (the "Original Note"), entered into by Mississippi One to the order of Finance and assigned to CoBank. This Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note, but is made to evidence indebtedness in the principal amount of $2,393,575 outstanding under the Original Note as of the date hereof and any additional indebtedness incurred or to be incurred by Finance and reloaned to the undersigned under the Loan Agreement.

       2. INTEREST. The aggregate amount of interest accruing under this Note shall at all times equal the aggregate amount of interest accruing under the Finance Note. Accordingly, interest on the principal balance outstanding hereunder shall accrue as follows:

Amended and Restated Promissory
Note/Mississippi One
Loan No. T0310


              (a) As to a principal amount equal to the Portion (as defined in the Loan Agreement) of the Finance Loan, if any, from time to time accruing interest at the Variable Rate (as defined in the Loan Agreement), at a rate equal to the Variable Rate applicable from time to time under the Loan Agreement; and

              (b) As to a principal amount equal to each Portion of the Finance Loan, if any, from time to time accruing interest pursuant to one of the fixed rate options as provided for in Section 4(A)(2)(a) or (b) of the Loan Agreement, at a fixed rate equal to the fixed rate so accruing on each such Portion.

       3. REPAYMENT OF PRINCIPAL; INTEREST AND OTHER AMOUNTS PAYABLE. This Note evidences Mississippi One's obligations with respect to the Loan. Mississippi One shall pay to the Holder an amount equal to the aggregate principal amount of the Loan, together with accrued interest thereon, plus all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement, in such amounts and at such times as shall be sufficient to make, when and as due, all payments required under the Finance Note and the Loan Agreement with respect to the Finance Loan, interest thereon, and such other amounts due thereunder. Advances, accrued interest and payments under the Finance Note and the Loan Agreement shall be posted by CoBank upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest under the Finance Note and the Loan Agreement. So long as CoBank shall be the Holder hereof, payments received by CoBank pursuant to this Note shall be deemed to constitute payments made pursuant to the Finance Note.

       4. MANNER AND PLACE OF PAYMENT. Payments of all amounts due hereunder are to be made at such location as the Holder may designate in writing in accordance with Paragraph 11 hereof, in lawful money of the United States of America.

       5. LOAN DOCUMENTS. This Note is executed pursuant to the terms of the Loan Agreement. This Note, the Finance Note and the Loan Agreement and any other agreements, documents or instruments securing the indebtedness or evidencing or relating to the transactions contemplated in the Loan Agreement shall sometimes herein be collectively called the "Loan Documents."

       6. COST OF COLLECTION. In the event this Note or any amount due hereunder is not paid promptly when due, Mississippi One shall pay the reasonable fees and all other costs and expenses of any attorneys at law who may be employed to recover the amount overdue, or to protect the interest of the Holder, or to enforce any Loan Document or to compromise or take other action in regard hereto or thereto.





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
Amended and Restated Promissory
Note/Mississippi One
Loan No. T0310


       7. WAIVER. Mississippi One hereby waives any right to consent to any modification, amendment, supplement, extension, or restatement of the Finance Note, the Loan Agreement or any of the other Loan Documents; waives presentment for payment, demand, protest and notice of dishonor and nonpayment; and agrees that the payment hereof or of the Finance Note and the Loan Agreement may be extended one or more times without notice. Mississippi One hereby waives all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the Holder hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of Mississippi One shall not be in anywise affected or altered to the prejudice of the Holder hereof by reason of the assumption of payment of the same by any other person or entity.

       8. PARTIES BOUND. As used herein, the terms "Mississippi One" and the "Holder" shall be deemed to include their respective successors and assigns.

       9. MISCELLANEOUS. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

       10. CONSENT TO JURISDICTION. To the maximum extent permitted by law, Mississippi One agrees that any legal action or proceeding with respect to this Note may be brought in the courts of the State of Louisiana or the United States of America for the Western District of Louisiana, all as the Holder may elect. By execution of this Note, Mississippi One hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against Mississippi One in any other jurisdiction or to serve process in any manner permitted or required by law.

       11. NOTICES. All notices herein authorized or required to be given to Mississippi One or the Holder shall be given and delivery may be effected in the manner set forth in the Loan Agreement to the addresses set forth below or to such other address as the parties may designate from time to time in accordance with this paragraph:





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
Amended and Restated Promissory
Note/Mississippi One
Loan No. T0310


Mississippi One:       Mississippi One Cellular                Holder:    CoBank, ACB
                         Telephone Company                                200 Galleria Parkway
                       P.O. Box 3709                                      Suite 1900
                       Lake Charles, Louisiana 70602                      Atlanta, Georgia  30339
                       Attn: Dusty Dumas; cc: Thomas                      Attn: Rural Utility Banking
                       G. Henning                                         Fax No.:  (770) 618-3202
                       Fax No.: (318) 439-0769




                       [Signature follows on next page.]





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
Amended and Restated Promissory
Note/Mississippi One
Loan No. T0310



         WHEREFOR, Mississippi One has caused this Note to be executed, attested, sealed and delivered by its duly authorized officers on the day and year first written above.



                                  MISSISSIPPI ONE CELLULAR
                                  TELEPHONE COMPANY


                                  By: /s/ THOMAS G. HENNING
                                     ----------------------------------
                                     Name: Thomas G. Henning
                                          -----------------------------
                                     Title: President
                                           ----------------------------


                                  Attest: /s/ [ILLEGIBLE]
                                         ------------------------------
                                         Name: [ILLEGIBLE]
                                              -------------------------
                                         Title: Secretary
                                               ------------------------

                                                [CORPORATE SEAL]





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
Amended and Restated Promissory
Note/Mississippi One
Loan No. T0310



FOR VALUE RECEIVED, CTC FINANCIAL, INC. ("Finance") hereby assigns to COBANK, ACB ("CoBank") all of its interest in this Note to secure the prompt payment and performance of the Obligations (as hereinafter defined). As used herein, the term "Obligations" shall mean (i) the principal, interest and any other charges provided for in the Finance Note (as defined in this Note) and the Loan Agreement (as defined in this Note); (ii) all payments or performances under any other agreements, instruments and documents now or hereafter evidencing or relating to the transactions contemplated in the Loan Agreement; and (iii) all indebtedness, obligations and liabilities of Finance to CoBank of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, or whether incurred as maker, drawer, endorser, surety, guarantor or otherwise.

         WHEREFOR, Finance has caused this assignment to be executed and delivered as of May 15, 1996.



                              CTC FINANCIAL, INC.


                              By: /s/ WILLIAM L. HENNING, JR.
                                 -------------------------------------------
                                  Name: William L. Henning, Jr.
                                       -------------------------------------
                                  Title: President
                                        ------------------------------------


                              Attest: /s/ THOMAS G. HENNING
                                     ---------------------------------------
                                      Name:  Thomas G. Henning
                                           ---------------------------------
                                      Title: Secretary
                                            --------------------------------

                                               [CORPORATE SEAL]





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